EXHIBIT 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of NeoGenomics, Inc.

We hereby consent to the incorporation by reference in this Registration Statement under the Securities Act of 1933 on Form S-8, of our report dated February 21, 2013, on the consolidated financial statements of NeoGenomics, Inc. (the “Company”) as of and for the years ended December 31, 2012 and 2011, which appear in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

/s/ Kingery and Crouse, P.A.
Kingery & Crouse, P.A.
Tampa, Florida

June 17, 2013